Exhibit 99.1

Press Release

Horizon Appoints New Executive Vice Presidents

Michigan City, Indiana – Craig M. Dwight, Chairman and Chief Executive Officer of Horizon Bancorp (NASDAQ GM: HBNC ) is pleased to announce that on December 17, 2013, the Boards of Directors of Horizon Bancorp and its wholly owned subsidiary,  Horizon Bank, N.A. (collectively, “Horizon”), named Kathie DeRuiter, Dave Rose and Mark Secor as Executive Vice Presidents to serve in the capacities of senior operations officer, senior retail banking officer and chief financial officer, respectively. The promotions will be effective January 1, 2014. Mr. Dwight stated that “Ms. DeRuiter, Mr. Rose and Mr. Secor are an integral part of Horizon’s senior management team and have been key drivers to Horizon’s success.  Their expanded authorities and responsibilities will ensure continued commitment to excellence and profitable growth.”

Ms. DeRuiter started her banking career with Horizon in May 1998 and has served as Horizon’s Senior Vice President responsible for all of Horizon’s operational components, including deposit and loan operations, collections, information technology, data processing and alternative delivery systems.  Prior to joining Horizon, Ms. DeRuiter was employed by Whirlpool Financial Corporation, where she managed operations and analysis for multiple consumer loan portfolios and alternative delivery systems for ten years.  .  Ms. DeRuiter is a past recipient of Horizon’s John A. Garrettson Leadership Award and is an active board member and volunteer for the Three Oaks, Michigan Flag Day Festival and serves on the Elavon Client Advisory Board.  Ms. DeRuiter will be responsible for all of Horizon’s operational and technology departments, including alternative delivery systems.

Mr. Rose started his banking career with Horizon in October 1980 and has served Horizon in the capacity of Senior Auditor, Senior Operations Officer and Regional President for Northwest, Indiana.  Mr. Rose is very active in the local community and currently serves on the Boards of Porter Regional Hospital, Porter County Community Foundation and Valparaiso Economic Development Commission.  In addition, Mr. Rose has served on the board of directors of the Valparaiso Chamber of Commerce, Boy Scouts of America Calumet District, United Way of Porter County, Past United Way Campaign Chairman, Dollars for Scholars, Porter Stark Services, John G. Blank Center for the Arts and the Michigan City Redevelopment Commission.  Mr. Rose is the past recipient of several distinguished awards, including the Valparaiso Community Leader of the Year, Horizon’s John A. Garrettson Leadership and Burton B. Ruby Community Service Awards.  Mr. Rose received his Bachelor of Arts degree in Finance from Indiana University.  Mr. Rose will be responsible for all retail banking markets, products and services.

Mr. Secor began his employment with Horizon in June 2007 and has served as the Horizon’s Chief Investment Officer, Chief Accounting Officer and Chief Financial Officer.  His responsibilities include all of Horizon’s financial accounting and reporting aspects of the Company and management of audit, human resources, facilities and purchasing.  Prior to joining Horizon, Mr. Secor served as Chief Financial Officer for St. Joseph Capital Corporation in Mishawaka, Indiana and worked at Crowe Horwath LLP, where he was responsible for financial statement audits, internal audit engagements, benefit plan audits and regulatory attestation engagements.  Mr. Secor graduated from William Penn University, Oskaloosa, Iowa with Bachelors of Arts Degrees in Business Management and Accounting, where he received the Top Student Academic Achievement Award.  Mr. Secor is a member of the American Institute of Certified Public Accountants, member of the Financial Managers Society, a church board member and a  board member of the Hubbard Hill Estates Retirement Community.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest Michigan through its commercial banking subsidiary, Horizon Bank, NA which also operates under the “Heartland Community Bank a Horizon Bank Company” name in certain markets.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Craig M. Dwight
Chairman and Chief Executive Officer
Phone: (219) 874-9272